Exhibit 99
Focused on Growth An Overview of LaBarge, Inc.

Statements contained in this presentation relating to LaBarge, Inc. that are not historical facts are forward-looking statements within the meaning of the federal securities laws. Matters subject to forward-looking statements are subject to known and unknown risks and uncertainties, including economic, competitive and other factors that may cause LaBarge or its industry's actual results, levels of activity, performance and achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Important factors that could cause LaBarge's actual results to differ materially from those projected in, or inferred by, forward- looking statements are (but are not necessarily limited to) the following: the impact of increasing competition or deterioration of economic conditions in LaBarge's markets; cutbacks in defense spending by the U.S. Government; loss of one or more large customers; LaBarge's ability to replace completed and expired contracts on a timely basis; the Company's ability to integrate recently acquired businesses; the outcome of litigation the Company may be party to; increases in the cost of raw materials, labor and other resources necessary to operate LaBarge's business; the availability, amount, type and cost of financing for LaBarge and any changes to that financing; and other factors summarized in our reports filed from time to time with the Securities and Exchange Commission. Given these uncertainties, undue reliance should not be placed on the forward-looking statements. Unless otherwise required by law, LaBarge disclaims any obligation to update any forward- looking statements or to publicly announce any revisions thereto to reflect future events or developments. Safe Harbor This presentation is dated January 30, 2006.

Achieving outstanding growth FY05: Sales up 39%; Earnings up 58% FY05 internal growth: Sales = 17%; Earnings = 35% Five-year CAGR: Sales = 18%; Earnings = 47% Record backlog of orders - $179.0 million (at 1/1/06) Customers in strong performing market sectors Robust pipeline of new opportunities Healthy balance sheet Ranked #38 on Forbes 200 Best Small Companies List of 2005 Reconciliation of non-GAAP financial measures is provided in Exhibit I. Recent Highlights

Contract design and manufacturing services for sophisticated, high- reliability electronics to customers in a variety of technology-driven markets Electronics Manufacturing Services

Electronics Manufacturing Services $170 billion worldwide market* Diverse and fragmented Job shops to highly automated factories Simple assembly to high-tech electronics Low volume to high volume Outlook for EMS industry is positive Increasing long-term trend toward outsourcing Forecasted CAGR of approximately 14.0%* * Source: Electronic Trend Publications; August 2005

LaBarge's Place in the EMS Industry LaBarge's niche: Low to medium volume High complexity/High reliability Our customers are typically large, technology-driven companies Focused on own core capabilities Interested in boosting efficiencies and reducing costs

Focused Business Strategy Outsourcing partner to OEMs Diversified markets Broad-based manufacturing capabilities Expanded system integration capabilities Value-added services Flexibility

? ? ? ? ? ? ? Where We're Located Six manufacturing locations All U.S. manufacturing Headquartered in St. Louis 1,100 employees

Competitive Advantage - Full-Service Provider Broad-based specialized capabilities Higher-level assemblies Systems integration Printed circuit card assemblies Interconnect systems

Strong Customer Relationships Defense Airport security and aerospace Postal systems and defense Postal systems and defense Defense and commercial aerospace Defense and commercial aerospace Oil field services and tooling Instrumentation Factory automation Defense and commercial aerospace Aircraft engines, medical and transportation systems Defense Mine automation systems Defense

Net sales for the 12 months ended January 1, 2006. Diverse Markets

Industrial Glass container fabrication equipment Scientific instrumentation Semiconductor manufacturing equipment Natural Resources Oil field services equipment Mining automation systems Government Systems Postal automation equipment Airport security systems Homeland security applications Radar systems Aircraft applications Missile systems Shipboard systems Defense Demanding Environments

Building Our Competitive Position Initiatives aimed at: Enhancing manufacturing efficiencies/ use of capacity Reducing costs Increasing profitability Commitment to lean organization Improving cycle time Move to centralized supply chain management Enabling us to secure and execute a growing base of business

Internal growth Positive trend toward outsourcing among OEMs in diverse markets Strong-performing market sectors LB is positioned as preferred supplier to key customers Acquisitions Accomplished successful acquisition of Pinnacle Electronics in February 2004 Looking for additional candidates that: Are compatible with our core electronics manufacturing business Bring new or expanded customer relationships and capabilities Are accretive to our EPS Add long-term value for our shareholders Growth Drivers

$179.0 million at the end of FY06 first half (1/1/06) Backlog (dollars in millions)

$87.8 million in FY06 first half (ended 1/1/06) Net Sales 2001 2002 2003 2004 2005 116.7 117.2 102.9 131.5 182.3 (dollars in millions)

2001 2002 2003 2004 2005 0.26 0.26 0.15 0.44 0.68 $0.29 in FY06 first half (ended 1/1/06) Earnings Per Share (diluted eps)

2001 2002 2003 2004 2005 0.208 0.195 0.203 0.231 0.226 22.7% in FY06 first half (ended 1/1/06) Gross Margin

Healthy Financial Condition Debt to EBITDA (LTM) = 1.59 Debt to total capitalization = 42% EBITDA interest coverage (LTM) = 7.5x All figures on this slide are as of January 1, 2006. Reconciliation of non-GAAP financial measures is provided in Exhibit I.

Outlook Positive prospects for EMS market LaBarge is well positioned as a niche player Solid backlog of firm orders/new business opportunities Actively seeking attractive, accretive acquisition in EMS industry Expect a return to strong growth of sales and earnings in FY06 Q3 and Q4 Expect to achieve double-digit growth in FY06 full-year sales and earnings